SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR ADVISORY FEE RATE CHANGES DURING THE PERIOD, THIS EXHIBIT PROVIDES INFORMATINO FOR ITEM 48.

FOR PERIOD ENDING: 4/30/2005
FILE NUMBER 811- 05426
SERIES NO.:   13


01/01/2005 - 04/30/2005
          STEP:                  ASSET VALUE              ANNUAL FEE RATE*
                                 ($000's omitted)
-----------------------------------------------------------------------------

 A.    first---               $    250,000                    0.935    %
                                   -----------------       ------------

 B.    of next ---            $    250,000                    0.910    %
                                   -----------------       ------------

 C.    of next ---            $    500,000                    0.885    %
                                   -----------------       ------------

 D.    of next ---            $    1,500,000                  0.860    %
                                   -----------------       ------------

 E.    of next ---            $    2,500,000                  0.835    %
                                   -----------------       ------------

 F.    of next ---            $    2,500,000                  0.810    %
                                   -----------------       ------------

 G.    of next ---            $    2,500,000                  0.785    %
                                   -----------------       ------------

 H.    of next ---            $    0                          0.000    %
                                   -----------------       ------------

 I.    of next ---            $    0                          0.000    %
                                   -----------------       ------------

 J.    of next ---            $    0                          0.000    %
                                   -----------------       ------------

 K.    of maximum---          $    10,000,000                 0.760    %
                                   -----------------       ------------

 * Fields must be of the format n.nnn (where n = integer).

11/01/2004 - 12/31/2004
               STEP:                  ASSET VALUE        ANNUAL FEE RATE*
                                   ($000's omitted)
-----------------------------------------------------------------------------

 A.    first---                $    500,000                    0.975    %
                                    ----------------        ------------

 B.    of next ---             $    500,000                    0.950    %
                                    ----------------        ------------

 C.    of next ---             $    500,000                    0.925    %
                                    ----------------        ------------

 D.    of next ---             $    0                          0.000    %
                                    ----------------        ------------

 E.    of next ---             $    0                          0.000    %
                                    ----------------        ------------

 F.    of next ---             $    0                          0.000    %
                                    ----------------        ------------

 G.    of next ---             $    0                          0.000    %
                                    ----------------        ------------

 H.    of next ---             $    0                          0.000    %
                                    ----------------        ------------

 I.    of next ---             $    0                          0.000    %
                                    ----------------        ------------

 J.    of next ---             $    0                          0.000    %
                                    ----------------        ------------

 K.    of maximum---           $    1,500,000                  0.900    %
                                    ----------------        ------------

 * Fields must be of the format n.nnn (where n = integer).